UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 16, 2011

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	98-0417780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3555 Timmons Lane, Suite 1550, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Lucas Energy, Inc.’s (the “Company’s”) Annual Meeting of Shareholders was held on December 16, 2011 (the “Meeting”).  A total of 19,535,826 shares of common stock were issued and outstanding as of the record date of the Meeting, November 3, 2011, and a total of 16,252,337 shares were present at or were voted at the Meeting, constituting a quorum.  The following proposals were voted on at the Meeting (as described in greater detail in the Company’s Definitive Schedule 14A Proxy Statement filed with the SEC on November 4, 2011, the “Proxy”), with the results of such voting as follows:

	Proposal	For	Against	Abstain
1)

The election of four (4) Directors to the Company's Board, each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal:

	a) J. Fred Hofheinz	7,172,729	-	186,621
	b) William A. Sawyer	7,249,986	-	109,364
	c) Peter K. Grunebaum	7,183,128	-	176,122
	d) W. Andrew Krusen, Jr.	7,167,616	-	181,634

2)	To ratify the Company’s 2012 Stock Incentive Plan	6,436,897	844,988	77,465

3)	To ratify the appointment of Hein & Associates LLP, as the Company’s independent auditors for the fiscal year ending March 31, 2012	16,177,759	46,043	28,005

As such, each of the four (4) Director nominees were duly appointed to the Board of Directors by a plurality of the votes cast and Proposals 2 and 3 were separately ratified by a majority of the votes cast at the Meeting, as required by the Company’s Articles of Incorporation, Bylaws and the Nevada Revised Statutes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ K. Andrew Lai
Name: K. Andrew Lai
Title: Chief Financial Officer

Date: December 20, 2011